UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: September 25, 2009

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

445 Park Avenue, New York, New York  10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01             Entry Into a Material Definitive Agreement.

On September 25, 2009, China North East Petroleum Holdings Limited (the Company”), through its 90% owned subsidiary, Song Yuan North East Petroleum Technical Service Co., Ltd., a Chinese limited liability company (“Song Yuan Technical”) entered into a Share Transfer Agreement (the “Agreement”) with the stockholders (“Selling Stockholders”) of Song Yuan Tiancheng Drilling Engineering Co., Ltd. (“Tiancheng”). Pursuant to the Agreement, Song Yuan Technical agreed to acquire and the Selling Stockholders agreed to sell all of the Selling Stockholders’ interest in Tiancheng, a Chinese limited liability company (the “Acquisition”). The Selling Stockholders own 100% of the total equity interest in Tiancheng.

In accordance with the terms of the Agreement, the Song Yuan Technical shall pay the Selling Stockholders an aggregate amount of US$13,000,000 (the “Purchase Price”) for all of the equity in Tiancheng held by the Selling Stockholders which constitutes all of the registered capital of Tiancheng. The Purchase Price is payable in two installments. The first installment of US$6,500,000 is due within 15 days from the date of execution of the Agreement and the second installment of US$6,500,000 is due within 15 days after the completion of the registration of the transfer of title of 95% of the equity interest in Tiancheng with the local Industry and Commerce Bureau and the establishment of a trust holding 5% of the equity interest in Tiancheng for the benefit of Song Yuan Technical. Each Selling Stockholder will receive a portion of the Purchase Price in proportion to his or her percentage ownership in Tiancheng.

The trust is established in order to comply with certain laws of the People’s Republic of China. One of the Selling Stockholders, Lou Yun Hui will continue to hold 5% of the equity interest in Tiancheng in trust for the benefit of Song Yuan Technical pursuant to a Trust Agreement entered into by and between Song Yuan Technical and Lou Yun Hui on September 25, 2009.

The Acquisition is subject to certain conditions which are customary in such transactions. The foregoing description of the Agreement between the Company and the Selling Stockholders does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto which is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On September 27, 2009, the Selling Stockholders completed the registration of the transfer of title of 95% of the equity interest in Tiancheng to Song Yuan Technical and the Company made payment to the Selling Stockholders for the second installment of US$6,500,000 to complete the Acquisition.

Item 9.01             Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information of the Company will be filed by amendment.

(d) Exhibits

The following exhibits are filed herewith:

10.1	Share Transfer Agreement dated September 25, 2009.
10.2	Trust Agreement dated September 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: September 30, 2009	By:	/s/ Wang Hongjun
Wang Hongjun
President, Chairman and Chief Executive Officer

2

Exhibit Index

10.1	Share Transfer Agreement dated September 25, 2009.
10.2	Trust Agreement dated September 25, 2009.